EXHIBIT 10.1

STOCK PURCHASE AGREEMENT

THIS AGREEMENT is made and entered into this 24th day of January 2020, by and between Notis Global, Inc. (“Seller”/”NGBL”) a Nevada corporation and Gridiron BioNutrients, Inc. a Nevada corporation (“Purchaser”/”GMVP”) with regard certain capital stock of NGBL.

WHEREAS, the Seller is the record owner and holder of certain issued and outstanding shares of capital stock of NGBL which is the subject of this Agreement;

WHEREAS, the Seller is willing to issue two billion five hundred million (2,500,000,000) shares (the “Shares”) of the Corporation’s common stock, par value $0.001 (the “Common Stock”) per the Collaboration Agreement executed by Notis Global, Inc. and Gridiron BioNutrients, Inc. on or about January 24, 2020 at the mutually agreed terms provided therein.; and

WHEREAS, GMVP desires to receive said Shares as compensation, and the Seller desires to issue said Stock as compensation, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, and in order to consummate the purchase and the sale of the Shares, the parties hereby agreed as follows:

1.	PURCHASE OR SALE: Subject to the terms and conditions hereinafter set forth, the Seller shall sell, convey, transfer and deliver to the Purchaser certificates representing such Shares, and the Purchaser shall purchase from the Seller the Shares in consideration of the terms set forth in this Agreement. Upon execution of this Agreement the Seller shall immediately order the preparation and deliver to the Buyer the above referenced Shares in certificate form.

2.	REPRESENTATION AND WARRANTIES OF SELLER. Seller hereby warrants and represents:

(a)	Organization and Standing. NGBL is duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.

(b)	Valid Issue. The Shares are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all preemptive rights and encumbrances with respect to the issue thereof. The Seller is not a party to any agreement, written or oral, creating rights in respect to the Shares in any third person or relating to the voting of the Shares. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the Shares, nor are there any securities convertible into the Shares.

3.	REPRESENTATIONS AND WARRANTIES OF SELLER AND PURCHASER. Seller and Purchaser hereby represent and warrant that there has been no act or omission by Seller, Purchaser or the Corporation which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder’s fee or other like payment in connection with the transaction contemplated hereby.

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4.	GENERAL PROVISIONS.

(a)	Entire Agreement. This Agreement (including any written amendments to this Agreement executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties with regard to the Shares and this Agreement.

(b)	Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

(c)	Governing Law. This agreement and all transactions contemplated in this Agreement shall be governed by, construed and enforced in accordance with the laws of Nevada. The parties herein waive trial by jury and agree to submit to the personal jurisdiction and venue of a court of subject matter jurisdiction located in State of Nevada. In the event that litigation results from or arises out of this Agreement or the performance thereof, the parties agree to reimburse the prevailing party’s reasonable attorney’s fees, court costs and all other expenses, whether or not taxable by the court as costs, in addition to any other relief to which the prevailing party duly be entitled.

SIGNATURES ON FOLLOWING PAGE

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IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties on the date first above written.

AGREED TO:

Gridiron BioNutrients, Inc.

By:	/s/ Timothy S Orr	(“Purchaser”)
Name:	Timothy Orr, CEO/President

Notis Global, Inc.

By:	/s/ Thomas A. Gallo	(“Seller”)
Name/Title:	Thomas A. Gallo, Executive Director

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